SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  __________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of Earliest event reported):  July 8, 1997


                      YELLOW GOLD OF CRIPPLE CREEK, INC.
              (Exact Name of Registrant as Specified in Charter)


Colorado  		      	         0-9015                   84-0768695
(State or Other Jurisdiction         (Commission              (IRS Employer
of Incorporation) 	            File Number)             Identification No.)


57 West 200 South, Suite 310, Salt Lake City, Utah      84101
(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:  (801) 359-9309


Item 1.  Changes in Control of Registrant

(b) On July 8, 1997, Howard M. Oveson, the sole director and an officer, and principal shareholder, of the Registrant entered into an agreement with Broad Seal Ltd. ("Broad Seal") to sell 11,102,500 shares (56.36% of the total outstanding shares) of common stock of the Registrant owned by Milagro Holdings, Inc. ("Milagro"), a corporation owned and controlled by Mr. Oveson. The option applies to the purchase of not less than all of the shares by Broad Seal and is exercisable on or before December 31, 1997. During the term of the option Milagro has agreed not to sell, transfer, assign, convey, or encumber the shares or any interest therein. However, Milagro shall remain at all times during the term of the option the legal owner of the shares having all rights of ownership with respect to the shares, including voting rights, dividend and liquidation rights, and any and all other rights inherent in the ownership of the shares, subject only to the terms of the option. The option rights of Broad Seal may be exercised only by it or its successors and are not transferable. The exercise of the option would result in a change of control of the Registrant by virtue of such party obtaining a majority of the outstanding stock of the Registrant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   YELLOW GOLD OF CRIPPLE CREEK, INC.



Date:  July 22, 1997                      By /s/ Howard M. Oveson
                                          Howard M. Oveson, President and
                                          Principal Financial Officer